Exhibit 99.2

XM SATELLITE RADIO COMMENCES CASH TENDER OFFER
AND RELATED CONSENT SOLICITATION FOR ITS
11.25% SENIOR SECURED NOTES DUE 2013

NEW YORK – October 13, 2010 – XM Satellite Radio Inc., a wholly owned subsidiary of SIRIUS XM Radio (NASDAQ: SIRI), today announced that it has commenced a cash tender offer to purchase for cash any and all of its 11.25% Senior Secured Notes due 2013 (the “Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated the date hereof (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and collectively with the Statement, the “Offer Documents”). Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Statement, the Company is soliciting consents of holders of the Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes and the release the security for, and guarantees of, the Notes under the indenture and the related documents.

The consent payment deadline is 5:00 p.m., New York City time, on October 26, 2010 (such time and date, as it may be extended, the “Consent Payment Deadline”), and the tender offer will expire at 12:00 a.m. midnight New York City time, on November 9, 2010 (such time and date, as it may be extended, the “Expiration Time”), in each case unless earlier terminated by XM. Notes tendered may be withdrawn at any time at or before the Consent Payment Deadline but not thereafter.

The total consideration for each $1,000 principal amount of Notes validly tendered at or before the Consent Payment Deadline and purchased pursuant to the tender offer will be $1,120. The total consideration includes a payment of $20 per $1,000 principal amount of Notes payable only in respect of Notes tendered with consents at or before the Consent Payment Deadline. Holders validly tendering Notes after the Consent Payment Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $1,100 per $1,000 principal amount of Notes, namely an amount equal to the total consideration less the consent payment. In addition, holders whose Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for the Notes. Tenders of Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.

XM has reserved the right, at any time following the Consent Payment Deadline but prior to the Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes validly tendered and not validly withdrawn before the Early Acceptance Date. If XM elects to exercise this option, XM will pay the total consideration or tender offer consideration, as the case may be, for the Notes accepted for purchase at the Early Acceptance Date promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Early Payment Date”). Also, on any Early Payment Date, if any, XM will pay accrued and unpaid interest to, but not including, the Early Payment Date, on Notes accepted for purchase at the Early Acceptance Date.

Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, after the Expiration Time (the “Final Acceptance Date”), accept for purchase all Notes validly tendered before the Expiration Time (and not validly withdrawn before the Consent Payment Deadline) (or if the Company has exercised its early purchase option described above, all Notes validly tendered after the Early Acceptance Date and before the Expiration Time). The Company will pay the total consideration or tender offer consideration, as the case may be, for Notes accepted for purchase at the Final Acceptance Date promptly following the acceptance of Notes for purchase on Final Acceptance Date (the date of such payment being referred to as the “Final Payment Date”). Also, on the Final Payment Date, we will pay accrued and unpaid interest to, but not including, the Final Payment Date, on Notes accepted for purchase at the Final Acceptance Date.

XM’s obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn pursuant to the tender offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Statement, including, among others, XM’s receipt of aggregate proceeds (before initial purchasers’ discounts, fees and other offer expenses) of at least $550.0 million from a private offering of new notes, on terms satisfactory to XM. The offer is not conditioned upon receipt of the requisite consents to authorize the amendment of the indenture to eliminate most of the restrictive covenants and certain events of default (consents in respect of a majority of the outstanding Notes are required for these amendments) or the amendments to release the security for, and guarantees of, the Notes (consents in respect of 66-2/3% of the outstanding Notes are required for these amendments). In no event will the information contained in this release or the Offer Documents regarding the new notes constitute an offer to sell or a solicitation of an offer to buy any new notes.

The depositary and information agent for the tender offer and consent solicitation is Global Bondholder Services Corporation. The dealer manager for the tender offer and solicitation agent for the consent solicitation is J.P. Morgan Securities LLC ((800) 245-8812 (toll-free) and (212) 270-1200 (collect)).

The Offer Documents will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 294-2200.

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to purchase or the solicitation of an offer to sell the Notes. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer and the consent solicitation. None of the Company, the dealer manager and the solicitation agent, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consents in the consent solicitation.

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About SIRIUS XM Radio

SIRIUS XM is America’s satellite radio company, broadcasting more than 135 channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to more than 19.5 million subscribers in cars, trucks, boats and aircraft, and through a wide range of mobile devices.

SIRIUS XM offers an array of content from some of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers. SIRIUS XM programming is also available at sirius.com and xmradio.com, and on Apple iPhone and iPod touch, BlackBerry and Android-powered mobile devices using the SIRIUS XM Premium Online App.

SIRIUS XM has arrangements with every major automaker and its radio products are available at retail locations nationwide, as well as shop.sirius.com and shop.xmradio.com.

This communication contains “forward-looking statements”. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E- CODE

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com